UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices)  (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01     Other Events.

On September 29, 2005, we and certain of our subsidiaries entered into an amendment (the “Amendment”) to our third amended and restated credit agreement with General Electric Capital Corporation, as administrative agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, a co-syndication agent and a co-lead arranger, UBS Securities LLC, as a co-syndication agent, and GECC Capital Markets Group, Inc., as a co-lead arranger (the “Credit Facility”).  The Amendment increases the total amount of credit available to us under the Credit Facility, which consists of two revolving lines of credit, from $80,000,000 to $100,000,000, subject to continued covenant compliance.

The Amendment also included the consent of our lenders under the Credit Facility to completion of our acquisitions of Thermo BioStar Inc. (“BioStar”) and Innogenetics Diagnostica Y Terapeutica, S.A.U. (“IDT”), both of which closed on September 30, 2005.  We acquired BioStar, a leading developer and manufacturer of high-performance, rapid diagnostic tests, including tests for the detection of infectious diseases, from Thermo Electron Corporation for $52.5 million in cash.  IDT, a Spanish distributor of diagnostic products, was acquired from Innogenetics NV for approximately $11.8 million (or €9.76 million) plus a working capital adjustment payment to be determined and paid during the 4th quarter of 2005 estimated to be approximately $7.2 million in cash.  Our press release describing the acquisitions, which were financed with funds available to us under the Credit Facility, as amended, is attached hereto and incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(c)                    EXHIBITS

Exhibit Number	Description

10.1

First Amendment And Consent To Third Amended And Restated Credit Agreement, dated as of September 29, 2005, to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005, by and among General Electric Capital Corporation, as Agent, Inverness Medical Innovations, Inc., Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as Borrowers, the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the Lenders signatory thereto from time to time

99.1	Press release dated October 3, 2005 entitled “Inverness Medical Innovations Acquires Thermo BioStar, Inc. / Also Acquires Innogenetics Diagnostica Y Terapeutica, S.A.U.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: October 4, 2005	By:	/s/ Christopher J. Lindop
		Name:	Christopher J. Lindop
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment And Consent To Third Amended And Restated Credit Agreement, dated as of September 29, 2005, to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005, by and among General Electric Capital Corporation, as Agent, Inverness Medical Innovations, Inc., Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as Borrowers, the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the Lenders signatory thereto from time to time

99.1	Press release dated October 3, 2005 entitled “Inverness Medical Innovations Acquires Thermo BioStar, Inc. / Also Acquires Innogenetics Diagnostica Y Terapeutica, S.A.U.”